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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated March 16, 1995, appearing on page F-2 of this Prospectus and incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 16, 1995, appearing on page F-1 of Kaneb Pipe Line Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the references to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Dallas, Texas
May 11, 1995